                                                                    EXHIBIT 3.98

                                                                         [STAMP]

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                              OIB FINANCE FTS INC.
                                      INTO
                           OWENS-ILLINOIS GROUP, INC.

             (Pursuant to Section 253 of the General Corporation Law
                                  of Delaware)

     OWENS-ILLINOIS GROUP, INC., a corporation incorporated on the 10th day of March, 1987, pursuant to the provisions of the General Corporation Law of the State of Delaware;

     DOES HEREBY CERTIFY that this Corporation owns 100% of the capital stock of OIB FINANCE FTS INC., a corporation incorporated on the 6th day of March, 1987, pursuant to the provisions of the General Corporation Law of the State of Delaware, and that this Corporation, by a resolution of its Board of Directors duly adopted by unanimous written consent in lieu of a meeting as of the 30th day of December 1991, determined to and did merge into itself said OIB FINANCE FTS INC., which resolution is in the following words to wit:

          WHEREAS this Corporation lawfully owns 100% of the outstanding stock of OIB Finance FTS Inc., a corporation organized and existing under the laws of Delaware, and

          WHEREAS this Corporation desires to merge into itself the said OIB Finance FTS Inc., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation;

          NOW, THEREFORE, BE IT RESOLVED, that this Corporation merges into itself said OIB Finance FTS Inc. and assumes all of its liabilities and obligations; and

          FURTHER RESOLVED, that the president or a vice-president, and the secretary or an assistant secretary of this Corporation be and they hereby are directed to make and execute, under the corporate seal of this Corporation, a certificate of ownership and merger setting forth a copy of the resolution to merge said OIB Finance FTS Inc.

     into this Corporation and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of the State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle and Kent Counties; and

          FURTHER RESOLVED, that the officers of this Corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

     IN WITNESS WHEREOF, said OWENS-ILLINOIS GROUP, INC. has caused its corporate seal to be affixed and this certificate to be signed by David G. Van Hooser, its Vice President and attested by Arthur H. Smith, its Assistant Secretary, this 30th day of December, 1991.

                                                   By: /s/ David G. Van Hooser
                                                       -------------------------
                                                       David G. Van Hooser
                                                       Vice President

                                                   ATTEST: /s/ Arthur H. Smith
                                                           ---------------------
                                                           Arthur H. Smith
                                                           Assistant Secretary

                                       -2-